EXHIBIT 99.1




                                    PRINT DATA CORPORATION
                                     FINANCIAL STATEMENTS
                               AS OF DECEMBER 31, 1999 AND 1998

                                           CONTENTS



PAGE       1       INDEPENDENT AUDITORS' REPORT

PAGE     2 - 3     BALANCE SHEETS AS OF DECEMBER 31, 1999 AND 1998

PAGE       4       STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31,
                   1999 AND 1998

PAGE       5       STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIENCY) FOR
                   THE YEARS ENDED DECEMBER 31, 1999 AND 1998

PAGE       6       STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31,
                   1999 AND 1998

PAGES    7 - 15    NOTES TO FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
  Print Data Corporation

We have audited the accompanying balance sheets of Print Data Corporation as of December 31, 1999 and 1998 and the related statements of operations, changes in stockholder's equity (deficiency) and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Print Data Corporation as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company's working capital deficiency and stockholder's deficiency raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note
9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEINBERG & COMPANY, P.A.


Boca Raton, Florida
October 25, 2000

                             PRINT DATA CORPORATION
                                 BALANCE SHEETS

                                     ASSETS

                                                     December 31, 1999      December 31, 1998
                                                     -----------------      -----------------
Current assets
  Cash                                               $         72,998       $         21,707
  Accounts receivable, net                                    410,644                540,707
  Inventory                                                     5,180                  5,480
  Notes and loans receivable - current portion                122,030                187,900
  Prepaids                                                     14,506                 22,057
                                                     -----------------      -----------------
    Total Current Assets                                      625,358                777,851
                                                     -----------------      -----------------
PROPERTY & EQUIPMENT - NET                                     43,830                 56,975
                                                     -----------------      -----------------

OTHER ASSETS
  Notes and loans receivable - long term portion              584,274                631,833
  Deposits                                                      5,417                  6,917
                                                     -----------------      -----------------
    Total Other Assets                                        589,691                638,750
                                                     -----------------      -----------------

TOTAL ASSETS                                         $      1,258,879       $      1,473,576
------------                                         =================      =================







See accompanying notes to financial statements.

                             PRINT DATA CORPORATION
                                 BALANCE SHEETS (Continued)

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                     December 31, 1999      December 31, 1998
                                                     -----------------      -----------------
CURRENT LIABILITIES
  Accounts payable and accrued expenses              $        835,329       $        541,468
  Capital leases payable - current                              3,472                  1,062
  Sales tax liability - current                                33,902                 21,900
  Notes and loans payable - current                           118,025                151,240
  Customer advances for postage                                25,573                 84,723
  Deferred tax liability                                         -                    33,800
                                                     -----------------      -----------------
    Total Current Liabilities                               1,016,301                834,193
                                                     -----------------      -----------------
LONG TERM LIABILITIES

  Capital lease payable - long term portion                     1,500                  2,488
  Sales tax liability - long term portion                     151,976                185,892
  Notes and loans payable - long term portion                 146,461                182,746
                                                     -----------------      -----------------
    Total Long Term Liabilities                               299,937                371,126
                                                     -----------------      -----------------

Total Liabilities                                           1,316,238              1,205,319
                                                     -----------------      -----------------
STOCKHOLDER'S EQUITY (DEFICIENCY)
  Common stock, $ .01 par value, 1000 shares
   authorized, 100 shares issued and outstanding                    1                      1
  Additional paid in capital                                   24,999                 24,999
  Retained earnings (deficit)                                 (82,359)               243,257
                                                     -----------------      -----------------
    Total Stockholder's Equity (Deficiency)                   (57,359)               268,257
                                                     -----------------      -----------------
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY       $      1,258,879       $      1,473,576
----------------------------------------------       =================      ==================







See accompanying notes to financial statements.

                                    PRINT DATA CORPORATION
                                   STATEMENTS OF OPERATIONS


                                               For the Year Ended        For the Year Ended
                                               December 31, 1999         December 31, 1998
                                               ------------------        ------------------
REVENUE                                        $        4,210,203        $        4,586,452

COST OF GOODS                                           2,973,125                 2,869,817
                                               ------------------        ------------------
GROSS PROFIT                                            1,237,078                 1,716,635
                                               ------------------        ------------------
OPERATING EXPENSES
   Payroll and payroll taxes                              809,687                   889,962
   Commissions                                            364,032                   295,223
   Depreciation                                            18,343                    19,599
   Insurance                                               86,168                   111,619
   Other selling, general and administrative              343,100                   306,337
                                               ------------------        ------------------
     Total Operating Expenses                           1,621,330                 1,622,740
                                               ------------------        ------------------
INCOME (LOSS) FROM OPERATIONS                            (384,252)                   93,895
                                               ------------------        ------------------
OTHER INCOME AND (EXPENSE)
   Interest income                                         69,316                    54,823
   Interest expense                                       (44,214)                  (40,451)
                                               ------------------        ------------------
     Total Other Income                                    25,102                    14,372
                                               ------------------        ------------------
INCOME (LOSS) BEFORE INCOME TAXES                        (359,150)                  108,267
   Income tax expense (benefit)                           (33,534)                   36,198
                                               ------------------        ------------------

NET INCOME (LOSS)                              $         (325,616)       $           72,069
-----------------                              ==================        ==================

Net income (loss) per share -basic and diluted $        (3,256.16)       $           720.69
                                               ==================        ==================
Weighted average number of shares outstanding
 during the period - basic and diluted                        100                       100
                                               ==================        ==================




See accompanying notes to financial statements.


                                    PRINT DATA CORPORATION
                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIENCY)
                        FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998






                                                                  Additional          Retained
                                          Common Stock              Paid In           Earnings
                                    Shares         Amount           Capital           (Deficit)         Total
                                    ------        --------        ----------          ----------      ----------

Balance January 1,1998                100         $      1        $   24,999          $  171,188      $  196,188

Net Income 1998                      -                -                -                  72,069          72,069
                                    ------        --------        ----------          ----------      ----------
Balance, December 31, 1998            100                1            24,999              43,257         268,257

Net Loss 1999                        -                -                -                (325,616)        (325,616)
                                    ------        --------        ----------          ----------      ----------
Balance, December 31, 1999            100         $      1        $   24,999          $  (82,359)     $  (57,359)
--------------------------          ======        ========        ==========          ==========      ==========








See accompanying notes to financial statements.


                                    PRINT DATA CORPORATION
                                   STATEMENTS OF CASH FLOWS


                                                                For the Year Ended     For the Year Ended
                                                                December 31, 1999      December 31, 1998
                                                                ------------------     ------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                             $        (325,616)     $         72,069
  Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
  Depreciation                                                             18,343                19,599
  Deferred taxes                                                          (33,800)               33,800
  Changes in operating assets and liabilities:
  (Increase) decrease in:
  Accounts receivable                                                     130,062              (135,000)
  Inventory                                                                   300                   550
  Prepaid expense                                                           7,551               (18,154)
  Deposit                                                                   1,500                     -
  Increase (decrease) in:
  Accounts payable and accrued expenses                                   266,210              (262,011)
  Customer postage advances                                               (59,150)               84,723
  Taxes payable                                                               678                (3,321)
                                                                ------------------     ------------------
     Net cash provided by (used in) operating activities                    6,078              (207,745)
                                                                ------------------     ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                       (5,198)              (55,171)
  Note and loans receivable receipts (disbursement)                       113,430               (23,598)
                                                                ------------------     ------------------
      Net cash provided by (used in) investing activities                 108,232               (78,769)
                                                                ------------------     ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (payments of) debt                                        (63,019)              117,162
                                                                ------------------     ------------------
      Net cash provided by (used in) financing activities                 (63,019)              117,162
                                                                ------------------     ------------------
NET INCREASE (DECREASE) IN CASH                                            51,291              (169,352)
                                                                ------------------     ------------------
Cash and cash equivalents at beginning of year                             21,707               191,059
                                                                ------------------     ------------------
Cash and cash equivalents at end of year                        $          72,998      $         21,707
----------------------------------------                        ==================     ==================


See accompanying notes to financial statements.

                                    PRINT DATA CORPORATION
                                NOTES TO FINANCIAL STATEMENTS
                               AS OF DECEMBER 31, 1999 AND 1998


NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          (A)  Organization
          -----------------
          Print Data Corporation (the "Company") was incorporated under the laws of Delaware on August 4, 1984. The Company serves as a distributor of preprinted business forms, data management supplies, and various other paper products and supplies.

          (B)  Use of Estimates
          ---------------------
          In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

          (C)  Inventory
          --------------
          Inventory is stated at the lower of costs (last-in, first-out) or net realizable value and consists of printer paper and office supplies.

          (D)  Cash and Cash Equivalents
          ------------------------------
          For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

          (E)  Fair Value of Financial Instruments
          ----------------------------------------
          Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

          The carrying amounts of the Company's accounts receivable, loans receivable, accounts payable, accrued liabilities, and loans payable approximates fair value due to the relatively short period to maturity for these instruments.

                                    PRINT DATA CORPORATION
                                NOTES TO FINANCIAL STATEMENTS
                               AS OF DECEMBER 31, 1999 AND 1998

NOTE 1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          (F)  Concentration of Credit Risk
          ---------------------------------
          The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

          (G)  Property and Equipment
          ---------------------------
          Property and equipment are stated at cost and depreciated using the double declining method over the estimated economic useful lives of 3 to 7 years. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

          (H)  Revenue Recognition
          ------------------------
          The Company recognizes revenues as earned upon completion and shipment of products from manufacturers, distributors, and its own warehouse.

          (I)  Income Taxes
          -----------------
          The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          (J)  Advertising Costs
          ----------------------
          In accordance with the Accounting Standards Executive Committee Statement of Position 93-7 ("SOP 93-7"), costs incurred for producing and communicating advertising of the Company are charged to operations and is reflected in the selling, general and administrative amount.

          (K)  Income (Loss) Per Share
          ----------------------------
          Basic and diluted net income (loss) per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." There were no common stock equivalents outstanding as of December 31, 1999 and 1998, therefore, basic net loss per share equals diluted net loss per share.

                                    PRINT DATA CORPORATION
                                NOTES TO FINANCIAL STATEMENTS
                               AS OF DECEMBER 31, 1999 AND 1998

NOTE 2   ACCOUNTS RECEIVABLE

          Accounts receivable at December 31, 1999 and 1998, consist of the following:

                                                    1999             1998
                                               -------------    --------------
      Accounts receivable                      $     491,324    $     548,443

      Less allowance for doubtful accounts           (80,680)          (7,736)
                                               -------------    --------------
                                               $     410,644    $     540,707
                                               =============    ==============

          For the years ended December 31, 1999 and 1998, the Company recorded a provision for doubtful accounts of $72,944 and $7,736, respectively in its statement of operations. As of the date of these financial statements receivables from two customers have not been collected. The Company is in litigation with one customer and the other customer is in bankruptcy. The Company is unsure as to the collectability of the accounts. The Company has increased the allowance for doubtful accounts for the entire amounts.

NOTE 3   NOTES AND LOANS RECEIVABLE

          The following schedule reflects loans receivable due from individuals at December 31, 1999 and 1998:


                                                    1999                1998
                                               -------------       -------------
      Loan receivable, employee, 7.75%
        interest per annum, unsecured          $     283,098 (A)   $    321,266

      Loan receivable, former employee, 7.75%
        interest per annum, unsecured                348,776 (A)        378,467

      Loan receivable, stockholder, non-
        interest bearing, unsecured                   60,000             60,000

      Loan receivable, related party, non-
        interest bearing, unsecured                   14,430             60,000
                                               -------------       -------------
                                                     706,304            819,733

      Less current portion (See (A) below)          (122,030)          (187,900)
                                               -------------       -------------
                                               $     584,274       $    631,833
                                               =============       =============

                             PRINT DATA CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

NOTE 3   NOTES AND LOANS RECEIVABLE (continued)

          (A) On June 30, 2000, the Company entered into two long-term Note receivable agreements with these individuals in the amounts of $ 273,530 and $331,382, respectively which represented the balance owed to the Company at that date. The employee note is payable by the 75% stockholder (See Note 10). The Notes are for a ten year period, due June 30, 2010, payable in semi-annual installments commencing December 31, 2000 and bear interest at 7.75% per annum. Current maturities on these notes for the next 5 years are as follows:

                        Years Ending
                        December  31                        Amount
                        ------------                     -----------
                           2000                          $   20,600
                           2001                              43,600
                           2002                              47,100
                           2003                              50,700
                           2004                              54,800


NOTE 4   PROPERTY AND EQUIPMENT

          The following is a summary of property and equipment at December 31, 1999 and 1998:


                                            1999                1998
                                       -------------       -------------
       Office equipment                $      54,701       $      49,503
       Auto and trucks                        85,865              85,865
       Furniture and fixtures                 16,036              16,036
       Leasehold improvements                  3,299               3,299
       Less: Accumulated depreciation       (116,071)            (97,728)
                                       -------------       -------------
          Property and equipment-net   $      43,830       $      56,975
                                       =============       =============

          Depreciation expense for the years 1999 and 1998 was $18,343 and $19,599, respectively.

                             PRINT DATA CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

NOTE 5    COMMITMENTS AND CONTINGENCIES

          (A)  Operating Lease Agreements
          -------------------------------
          Future minimum lease payments under the Company's operating lease for office and warehouse facilities are as follows at December 31, 1999:


                               2000                     $          65,000
                               2001                                54,167
                                                        -----------------
                        Total:                          $         119,167
                                                        =================

          (B)  Capital Lease Agreements
          -----------------------------
          Capital leases are summarized as follows at December 31, 1999 and 1998:

                                                    1999               1998
                                               -------------      -------------
     Pallet jack, 10.5% interest per annum,
      secured by jack                           $      2,478       $      3,550
     Computer equipment, 9,5% interest per
      annum, secured by computer                       2,494               -
                                               -------------      -------------
                                                       4,972              3,550
     Less current portion                             (3,472)            (1,062)
                                               -------------      -------------
                                                $      1,500      $       2,488
                                                ============      =============

          The following is a schedule of maturities on capital leases for the next two years:

                        Years Ending
                        December  31                        Amount
                        ------------                     -----------
                             2000                        $     3,472
                             2001                              1,500
                                                         -----------
                                                         $     4,972
                                                         ===========

                             PRINT DATA CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

NOTE 6   NOTES AND LOANS PAYABLE

      The following schedule reflects notes and loans payable at December 31, 1999 and 1998:

                                                    1999             1998
                                               -------------    -------------
      Van note, 11.3% interest per annum,
        secured by van                         $      16,661    $      20,989
      Van note, 11.3% interest per annum,
        secured by van                                16,040           19,478
      Bank loan interest at 10.25%, secured
        by the Company's assets, payable in
        monthly installments of $3,500
        including interest commencing
        January 1, 2000                              149,934          174,193
      Vendor loans, unsecured, due on demand          81,851          119,326
                                               -------------    -------------
                                                     264,486          333,986
      Less current portion                          (118,025)        (151,240)
                                               -------------    -------------
                                               $     146,461    $     182,746
                                               =============    =============

          The following is a schedule of maturities on notes and loans for the next five years:


                        Years Ending
                        December  31                        Amount
                        ------------                     -----------
                             2000                        $   118,025
                             2001                             40,156
                             2002                             44,579
                             2003                             42,793
                             2004                             18,933
                                                         -----------
                                                         $   264,486
                                                         ===========

                             PRINT DATA CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

NOTE 7   SALES TAX PAYABLE

          The Company failed to pay sales tax for 1991 and 1992. This resulted in a total payable amount of $185,878 which is comprised of delinquent sales taxes, penalties and interest. In June of 2000 an error in the calculation of the amount owed was corrected by the New York State
          Department of Taxation and Finance resulting in an increase in the amount due of $26,973 which is payable in 2000. This amount is included as a current accrued payable in the accompanying financial statements.

          The following schedule reflects sales tax payable at December 31, 1999 and 1998:


                                                   1999              1998
                                               -------------    -------------

        Sales tax debt payment schedule        $     185,878    $     207,792
         Less current portion.                       (33,902)         (21,900)
                                              -------------    -------------
                                               $     151,976    $     185,892
                                               =============    =============

          The following is a schedule of sales tax payable for the next five years:

                        Years Ending
                        December  31                        Amount
                        ------------                     -----------
                              2000                       $    33,902
                              2001                            35,198
                              2002                            37,000
                              2003                            38,894
                              2004                            40,884
                                                         ------------
                                                         $   185,878
                                                         ===========

                             PRINT DATA CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998
NOTE 8   INCOME TAXES

          Income tax expense (benefit) for the year December 31, 1999 and 1998 summarize follows:

                                                  1999              1998
                                               -------------    -------------
        Current:
        Federal                                $        -       $       2,198
        State                                            266              200
        Deferred-Federal and State                   (33,800)          33,800
                                               -------------    -------------
       Income tax expense (benefit)            $     (33,534)   $      36,198
                                               =============    =============

      The Company's tax expense differs from the "expected" tax expense for the years ended December 31, 1999 and 1998, as follows:

                                                  1999              1998
                                               -------------    --------------
       U.S. Federal income tax provision
        (benefit)                              $    (122,000)   $      25,600
       Effect of State income tax                       -               4,100
       Effect of non-deductible expenses              36,200            4,100
       Other                                             266            2,398
       Effect of net operating loss
         carryforward                                 52,000              -
                                               -------------    --------------
                                               $     (33,534)   $      36,918
                                               =============    =============

          The tax effect of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31,1999 and 1998 are as follows:

                                                  1999              1998
                                               -------------    --------------
      Deferred tax liability:
        Tax effect of timing  differences
          in accounts payable and accrued
          liabilities                          $          -     $     (33,800)
      Deferred tax assets:
         Net operating loss carryforward              52,000              -
                                               -------------    --------------
          Total gross deferred tax assets             52,000              -
          Less valuation allowance                   (52,000)             -
                                               -------------    --------------
        Net deferred tax assets                $          -     $     (33,800)
                                               =============    ==============

                             PRINT DATA CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1999 AND 1998

NOTE 9   GOING CONCERN

          As reflected in the accompanying financial statements, the Company's net loss, working capital deficiency, and stockholder's deficiency of $325,616, $390,943, and $57,359 respectively, raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

          On August 13, 2000, the Company entered into a financial agreement (the "Agreement") with Morse Financial, Inc., ("Morse") whereby, Morse will raise, net to Print Data Corporation, the ultimate sum of at least $1,500,000, within two and one half months of the execution of the agreement (See Note 10).

          Management believes that actions presently taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

NOTE 10  SUBSEQUENT EVENTS

          In March 2000, the sole stockholder relinquished his shares of stock to two family members on a 75% and 25% basis. No consideration was exchanged by the parties. In June 2000 the Company entered into an employment agreement with the 75% stockholder to act as Chief Operating Officer for a period of 10 years, whereby the individual will be paid $23,000 semi-annually for a total of $460,000. The employment agreement commences on December 31, 2000. The 75% stockholder is also compensated on a commission basis determined by the amount of sales produced.

          In June 2000 the Company entered into a non-competition agreement (the "Agreement") with an individual, who was a former employee. The Agreement ends on June 30, 2010. In exchange for the individual not to compete with the Company, the Company will pay the individual $23,000 semi annually for a total of $460,000.

          Under the terms of the financial agreement discussed in Note 9, investors, including all brokers, agents, and financial principals comprising Morse Financial Group, its affiliates, and Wallstreet Pics, LLC will be entitled to a total equity participation in Print Data Corporation of 42% upon the successful completion of raising the $1,500,000 net of expenses. As a result of the successful completion of the financing arrangement, it is anticipated that 58% of the Company will be retained by the current owners of Print Data Corporation, 38.4% will be owned by the Morse Group, and 3.6% by Wallstreet Pics, LLC. The investor group estimates it will raise a total of approximately $3,000,000 to accomplish satisfaction of all expenses and deliver the net of at least $1,500,000 to the Company.


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